REVOCABLE PROXY                                                       Exhibit 99

                           SECURITY FIRST NETWORK BANK

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           The undersigned shareholder of Security First Network Bank ("SFNB") hereby appoints _________________________, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the special meeting of shareholders (the "Special Meeting") to be held at _____ a.m. on _______ __, 1998, at SFNB's Atlanta City Office, 3390 Peachtree Road, NE, Atlanta, Georgia 30326, and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

           This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: (1) TO APPROVE THE PROPOSED HOLDING COMPANY REORGANIZATION OF SFNB AND SECURITY FIRST TECHNOLOGIES, INC. BY APPROVING THE SECOND AMENDED AND RESTATED PLAN OF REORGANIZATION, DATED AS OF MARCH 9, 1998, BY AND AMONG SFNB, SECURITY FIRST TECHNOLOGIES CORPORATION (THE "HOLDING COMPANY") AND UPON ORGANIZATION, NEW SECURITY FIRST NETWORK BANK, AS AMENDED, AND THE TRANSACTIONS CONTEMPLATED THEREBY; (2) TO APPROVE THE PROPOSED SALE OF SFNB'S BANKING BUSINESS BY APPROVING THE STOCK PURCHASE AGREEMENT, DATED AS OF MARCH 9, 1998, BY AND AMONG ROYAL BANK OF CANADA, RBC HOLDINGS (DELAWARE) INC., SFNB AND THE HOLDING COMPANY, AS AMENDED, AND THE TRANSACTIONS CONTEMPLATED THEREBY; AND (3) IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS OF SFNB AS TO OTHER MATTERS. The undersigned shareholder may revoke this proxy at any time before it is voted by
(i) filing with the Assistant Secretary of SFNB a written notice of revocation prior to the Special Meeting, (ii) delivering to SFNB prior to the Special Meeting a duly executed proxy bearing a later date, or (iii) attending the Special Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of SFNB's Notice of Special Meeting and the Proxy Statement/Prospectus.

           If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

             (continued and to be signed and dated on reverse side)

                                                                ----------------
                                                                       SEE
                                                                  REVERSE SIDE
                                                                ----------------

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


                                                                ----------------
                                                                       X
                                                                ----------------
                                                               Please mark your
                                                                 votes as this.

                                  ------------
                                     COMMON

Proposal 1:    To  approve  the  proposed  holding  company   reorganization  of
               Security First Network Bank and Security First Technologies, Inc.
               by   approving   the  Second   Amended  and   Restated   Plan  of
               Reorganization, as amended, and the transactions contemplated thereby.


               FOR                       AGAINST                    ABSTAIN
               [ ]                         [ ]                        [ ]

Proposal 2:    To approve the proposed sale of the banking  business of Security
               First Network Bank to RBC Holdings (Delaware) Inc. by approving the Stock Purchase Agreement, as amended, and the transactions contemplated thereby.

               FOR                       AGAINST                    ABSTAIN
               [ ]                         [ ]                        [ ]

Other Matters: The proxies are  authorized  to vote upon such other  business as may properly come before the Special Meeting, or any adjournments thereof, including, without limitation, a motion to adjourn the Special Meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the proposed holding company reorganization of Security First Network Bank and Security First Technologies, Inc. by approving the Second Amended and Restated Plan of Reorganization, as amended, the sale of the banking business of Security First Network Bank by approving the Stock Purchase Agreement, as amended, or otherwise, in accordance with the determination of a majority of SFNB's Board of Directors.

Date:
     -------------------------------

     -------------------------------

     -------------------------------
      Signature of Shareholder or
       Authorized Representative

Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.



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